EXECUTION COPY



                                REPUBLIC OF PERU

                                U.S.$500,000,000

              8.750% U.S. Dollar-Denominated Global Bonds due 2033

                             UNDERWRITING AGREEMENT



                                                               November 14, 2003


J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

                   as Representative of the several Underwriters listed herein

Ladies and Gentlemen:

                  THE REPUBLIC OF PERU ("Peru") proposes to issue and sell to the underwriters whose names are set forth on Schedule I hereto, acting severally, not jointly (each an "Underwriter" and, collectively, the "Underwriters"), for whom J. P. Morgan Securities Inc. is acting as representative (in such capacity, the "Representative"), U.S.$500,000,000 aggregate principal amount of its 8.750% U.S. Dollar-Denominated Global Bonds due 2033 (the "Global Bonds") to be issued pursuant to a Fiscal Agency Agreement, dated as of February 6, 2003 (as it may be amended from time to time, the "Fiscal Agency Agreement"), between Peru and JP Morgan Chase Bank (the "Fiscal Agent"). The transaction contemplated by this Agreement, including the issuance, sale and delivery of the Global Bonds and the resale thereof by the Underwriters, is referred to in this Agreement as the "Cash Offering".

                  To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the term Underwriters shall mean either the singular or plural as the context requires. The Global Bonds to be issued by Peru will be evidenced initially by one or more registered securities (each a "Registered Bond") representing the Global Bonds sold or resold pursuant to a registration statement under Schedule B of the Securities Act of 1933, as amended (the "Securities Act"), dated November 12, 2003. The Global Bonds will be in registered form without coupons and will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Fiscal Agency Agreement or in the Global Bonds.

         1. Issue of Global Bonds, Prospectus and Publicity. (a) Peru agrees to issue and sell the Global Bonds on November 21, 2003, or such later date, not being later than November 28, 2003, as Peru and the Representative may agree (the "Closing Date") to the Underwriters or as the Underwriters may direct. Each Underwriter, severally and not jointly, agrees to purchase at a price equal to 99.099% of the aggregate principal amount thereof plus accrued interest, if any, from November 21, 2003 to the Closing Date (the aggregate amount of the purchase price paid by the Underwriters being the "Purchase Price"), subject to the adjustments referred to in Section 6(c), the principal amount of the Global Bonds set forth opposite its name on Schedule I, as such amount may be adjusted pursuant to Section 11.

                  (b) The Global Bonds will be issued in accordance with the terms of the Fiscal Agency Agreement and will be in the forms and contain such terms as set forth therein.

                  (c) Peru confirms the arrangements made on its behalf by the Representative for announcements in respect of the Global Bonds to be published on such dates and in such newspapers or other publications as the Representative may determine.

         2. Stabilization. (a) The Underwriters, for their own accounts, may to the extent permitted by applicable law, engage in transactions that stabilize, maintain, or otherwise affect the price of the Global Bonds, including without limitation, overalloting the offering, creating a short position and bidding for and purchasing Global Bonds to cover such short positions, and bidding for and purchasing Global Bonds to stabilize the price of the Global Bonds. In doing so, the Underwriters shall act as principals and not as agents of Peru and any loss resulting from over-allotment or stabilization will be borne, and any profit arising therefrom shall be retained, by the Underwriters. Such transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time.

                  (b) Nothing in this Section 2 shall be construed as requiring Peru to issue more than U.S.$500,000,000 in principal amount of the Global Bonds.

         3. Agreements by the Underwriters. (a) The Underwriters agree severally, and not jointly, to purchase the Global Bonds at the Purchase Price on the Closing Date subject to the terms of this Agreement.

                  (b) Each of the Underwriters represents, warrants and agrees that it and, where applicable, each of its affiliates that participate in the distribution of the Global Bonds has complied and will comply with the terms set out in the Prospectus Supplement (as defined in Section 5(a)).

                  (c) Peru acknowledges and agrees that the Underwriters may sell to any of their affiliates Global Bonds purchased by any Underwriter, and that any of such affiliates may sell to other such affiliates or to the Underwriters Global Bonds purchased by such affiliates.

         4. Listing. (a) Peru confirms that it has authorized the Representative to make or cause to be made an application for the Global Bonds, on behalf of Peru, to be listed on the Luxembourg Stock Exchange (the "Stock Exchange").

                  (b) Peru agrees to supply to the Representative for delivery to the Stock Exchange copies of the Final Prospectus (as defined in Section 5(a)(i)), on behalf of Peru, and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

         5. Representations, Warranties and Covenants of Peru. Peru represents, warrants and covenants to each of the Underwriters that:

                  (a) (i) Peru meets the requirements for use of Schedule B under the Securities Act and is a "seasoned" foreign government issuer within the meaning of Securities and Exchange Commission (the "Commission") Release No. 33-6424 (the "Release"). Peru has filed with the Commission a registration statement on Schedule B (File No. 333-110394) covering the registration of debt securities and warrants, including the Global Bonds (together, the "Debt Securities") under the Securities Act; such registration statement and any post-effective amendments thereto, have been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order preventing or suspending the effectiveness of any such registration statement has been issued and no proceeding for this purpose has been initiated or threatened by the Commission. Such registration statement, as amended to the date hereof (including the prospectus constituting a part thereof, any prospectus supplement relating to the Debt Securities and all documents incorporated by reference thereto, as from time to time amended or supplemented by the filing of documents pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) meets the requirements set forth in the Release and Schedule B under the Securities Act. The various parts of such registration statement, including all exhibits thereto and any documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and any registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement" and the base prospectus relating to the Debt Securities contained in the Registration Statement is, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, is hereinafter called the "Base Prospectus." Peru proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act a supplement to the Base Prospectus (the "Prospectus Supplement") relating to the Global Bonds and the plan of distribution thereof. The Base Prospectus, as supplemented by the Prospectus Supplement, is hereinafter called the "Final Prospectus". Any reference to either the Prospectus Supplement or the Base Prospectus as amended or supplemented shall be deemed to refer, as appropriate, to either the Prospectus Supplement or the Base Prospectus as amended or supplemented in relation to the Invitation in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act; any reference herein to the Prospectus Supplement or the Base Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Prospectus Supplement and the Base Prospectus. Peru has adequately disseminated the Base Prospectus a reasonable period before the offering of the Global Bonds in accordance with the Release. References to the "effective date" of the Registration Statement shall be deemed to refer to the date the Registration Statement was declared effective by the Commission.

                  (ii) Prior to the termination of the Cash Offering, Peru will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall have reasonably objected in writing.

                  (b) The Registration Statement, the Base Prospectus, the Prospectus Supplement, and any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus Supplement, comply or will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. None of the Registration Statement, as amended as of any such time, or the Base Prospectus and the Prospectus Supplement, as amended or supplemented as of any such time, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Base Prospectus and the Prospectus Supplement in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Peru by you expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

                  (c) Since the respective dates as of which information is given in the Final Prospectus and the Registration Statement, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change in the financial, economic or political condition of Peru, or in the ability of Peru to perform its obligations under this Agreement, the Fiscal Agency Agreement or the Global Bonds, otherwise than as set forth in or contemplated in the Registration Statement or the Final Prospectus.

                  (d) The execution and delivery of this Agreement, the Fiscal Agency Agreement and all other documents to be executed and delivered by Peru hereunder or thereunder, the issuance and delivery of the Global Bonds and the performance of the terms of the Global Bonds have been duly authorized by Peru, and have been or will be duly executed and delivered by Peru; and this Agreement, the Fiscal Agency Agreement and, upon due authentication by the fiscal agent under the Fiscal Agency Agreement, the Global Bonds constitute or will constitute valid and binding obligations of Peru, enforceable against Peru in accordance with their respective terms and, in the case of the Global Bonds, entitled to the benefits provided by the Fiscal Agency Agreement, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and to possible judicial action giving effect to foreign governmental actions or sovereign laws affecting creditors' rights.

                  (e) The execution and delivery of this Agreement, the Fiscal Agency Agreement, the issuance and delivery of the Global Bonds and the performance of the terms of the Global Bonds constitute private and commercial acts rather than public or governmental acts, as such terms are defined under the U.S. Foreign Sovereign Immunities Act. Under the laws of Peru, neither Peru nor any of its property, except for (i) property used by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru's accounts held in the Peruvian financial system, has any immunity from jurisdiction of any court or from set-off or from execution, attachment or any other legal process. The waivers of immunity by Peru contained in this Agreement, the Fiscal Agency Agreement and the Global Bonds, the appointment of the process agent in this Agreement, the Fiscal Agency Agreement and the Global Bonds, the consent by Peru to the jurisdiction of the courts specified in this Agreement, the Fiscal Agency Agreement, and the terms and conditions of the Global Bonds and the provision that the laws of the State of New York govern this Agreement, the Fiscal Agency Agreement and the Global Bonds, are irrevocably binding on Peru.

                  (f) The Fiscal Agency Agreement and the Global Bonds conform or will conform in all material respects to the descriptions thereof contained in the Final Prospectus, and the statements made under the captions "Description of the Global Bonds" in the Final Prospectus, insofar as such statements purport to summarize the terms of the Global Bonds, constitute accurate and fair summaries in all material respects of such terms.

                  (g) There is no constitutional provision, or any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon Peru, or any provision of any contract, agreement or instrument to which Peru or any Governmental Agency (as defined below) is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Peru or any Governmental Agency be effected, as a result of the execution and delivery by Peru of this Agreement, the Fiscal Agency Agreement, or the issuance and delivery of the Global Bonds as contemplated in this Agreement, or as a result of the performance or observance by Peru of any of the terms of this Agreement, the Fiscal Agency Agreement, or the Global Bonds. "Governmental Agency" means each agency, department, ministry, authority, municipality, statutory corporation or statutory body or judicial entity of Peru or any political subdivision thereof or therein, now existing or hereafter created, and any bank, corporation or other legal entity 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Peru or by any state or municipality of Peru.

                  (h) No Governmental Approval (as defined below) is required for the due execution, delivery and performance by Peru of this Agreement, the Global Bonds, the Fiscal Agency Agreement, or the issuance and delivery of the Global Bonds as contemplated in this Agreement, or for the validity or enforceability of this Agreement, the Global Bonds or the Fiscal Agency Agreement against Peru, other than those Governmental Approvals that have been duly obtained and are in full force and effect on the date hereof and all of which will be in full force and effect on the Closing Date and provided that, only in respect of the performance of the Global Bonds, any payment of principal or interest arising from such performance is and will be included by Peru in the Budget Law corresponding to the fiscal year in which such payment is to be due. "Governmental Approval" means any approval, authorization, permit, consent, exemption or license and other action of or by, and any notice to or filing or registration with, Peru, any Governmental Agency or any other governmental authority or agency or regulatory or administrative body of Peru or any political subdivision thereof or therein (including, without limitation, any thereof relating to budget approvals and exchange controls).

                  (i) There is no pending or, to the knowledge of Peru, threatened action or proceeding affecting Peru or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Peru or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement, or the Global Bonds, which purports to affect the legality, validity or enforceability of this Agreement, the Fiscal Agency Agreement, or the Global Bonds, except as otherwise disclosed in the Final Prospectus.

                  (j) Peru is a member of, and is eligible to use the general resources of, the International Monetary Fund (the "IMF"), the Inter-American Development Bank (the "IDB") and the International Bank for Reconstruction and Development (the "World Bank"). The IMF, the IDB and the World Bank have not limited, pursuant to their Articles of Agreement or Rules and Regulations, the use by Peru of the general resources of the IMF, the IDB or the World Bank.

                  (k) Other than as set forth in the Final Prospectus, Peru is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and Peru has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial condition of Peru or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement, or the Global Bonds, or which is otherwise material to the rights of the holders of the Global Bonds; the issue and sale of the Global Bonds and the compliance by Peru with all of the provisions of this Agreement, the Fiscal Agency Agreement, or the Global Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Peru, as amended to the date hereof, any statutes, laws, decrees or regulations of Peru or any treaty, convention or material agreement to which Peru is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Peru or its ability to perform its obligations under this Agreement, the Fiscal Agency Agreement, or the Global Bonds or which is otherwise material to the rights of the holders of the Global Bonds.

                  (l) This Agreement and the Fiscal Agency Agreement are, and upon authentication by the fiscal agent, the Global Bonds will be, in proper legal form under the laws of Peru for the enforcement thereof in Peru against Peru. Any judgment issued by a New York court under this Agreement, the Fiscal Agency Agreement, or the Global Bonds will be recognized as legally binding and may be enforced or executed in Peru against Peru without the local court reopening the case; provided that the following requirements are met: (i) the judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts (such as matters involving Peruvian real estate property); (ii) such court had jurisdiction under its own conflicts of law rules and under general principles of international procedural jurisdiction; (iii) the defendant was served in accordance with the laws of the place where the proceeding took place, was granted reasonable opportunity to appear before such foreign court, and was guaranteed due process rights; (iv) the judgment has the status of res judicata as defined in the jurisdiction of the court rendering such judgment; (v) there is no pending litigation in Peru between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment; (vi) the judgment is not incompatible with another judgment that fulfills the requirements of recognition and enforceability established by Peruvian law and such foreign judgment was rendered first; (vii) the judgment is not contrary to public order or good morals; and (viii) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof. Notwithstanding the above, the execution by Peruvian courts of any judgment ordering payment of any principal or interest arising from the Global Bonds by Peru will be subject to availability of funds according to the Budget Law corresponding to the fiscal year on which such payment is to be due.

                  (m) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Peru of this Agreement, the Fiscal Agency Agreement, or the Global Bonds, it is not necessary that this Agreement, the Fiscal Agency Agreement, the Global Bonds or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Peru (except that an official translation to Spanish of such documents would be required for purposes of enforcement proceedings in Peru) or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Fiscal Agency Agreement, the Global Bonds or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Peruvian law in respect of this Agreement, the Fiscal Agency Agreement, the Global Bonds or any other document or instrument hereunder or thereunder brought before the Peruvian courts.

                  (n) The Global Bonds, when duly authenticated by the fiscal agent, will constitute direct, unconditional, unsecured and unsubordinated obligations of Peru; the full faith and credit of Peru will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount with respect to, the Global Bonds and the performance of the covenants therein contained; the Global Bonds will at all times rank pari passu in priority of payment, in right to security and in all other respects with all other existing and future External Indebtedness (as defined in the Global Bonds) of Peru.

                  (o) There is no tax, levy, deduction, charge or withholding imposed by Peru or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of this Agreement, the Fiscal Agency Agreement, or the Global Bonds or in connection with the issuance of the Global Bonds or (ii) on any payment to be made by Peru thereunder or under the Global Bonds, provided that the current exemption from Peruvian income tax on interest accrued in connection with the Global Bonds, which elapses on December 31, 2006, is extended and maintained thereafter through the life of the Global Bonds.

                  (p) The execution and delivery of this Agreement, the Fiscal Agency Agreement, the Global Bonds and all other documents to be executed and delivered by Peru hereunder or thereunder, the incurrence of the obligations herein and therein set forth, the consummation of the transactions herein and therein contemplated and the issuance and delivery of the Global Bonds do not, and will not, result in the exercise of, or right to exercise, any put, call or other option which, if exercised, might result in a material adverse change in the financial condition of Peru, and there are no puts, calls or other options to which Peru is subject which if exercised would result in such a change.

                  (q) Peru has applied or will apply for the listing of the Global Bonds on the Luxembourg Stock Exchange and will use its best efforts to cause such listing to be approved.

                  (r) Peru is not aware that either Standard & Poor's Ratings Service ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's") has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru's debt securities; and Peru has not been informed by either Standard & Poor's or Moody's that it intends or is contemplating any downgrading in any rating accorded to Peru's debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru's debt securities.

                  (s) Other than as permitted by Regulation M under the Exchange Act, neither Peru nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of Peru to facilitate the Cash Offering or the sale or resale of the Global Bonds; provided, however, that no representation or warranty is given by Peru with respect to any of your actions (other than those made on Peru's behalf).

                  (t) The statements with respect to matters of Peruvian law set forth in the Final Prospectus are correct in all material respects.

         6. Sale and Purchase of Global Bonds. (a) Not later than 10:00 a.m., New York City time (or such other time as may be agreed between the Representative, on behalf of the Underwriters, and Peru), on the Closing Date, Peru will issue and deliver one or more duly executed and authenticated Registered Bonds in an aggregate principal amount of U.S.$500,000,000. The Representative shall instruct DTC as to the allocation of interests in the Registered Bond among the accounts of DTC participants. Peru agrees to have the Global Bonds available for inspection by the Representative at the offices of Cleary, Gottlieb, Steen & Hamilton, United States counsel to Peru, not later than 1:00 p.m. on the calendar day prior to the Closing Date.

                  (b) Against such delivery, the Underwriters will pay the Representative and the Representative will transfer or cause to be transferred to Peru in same day funds the Purchase Price for the Global Bonds, less the amounts referred to in Section 6(c) below, on the Closing Date in U.S. dollars to such U.S. dollar account as shall be designated by Peru not later than three Business Days prior to the Closing Date.

                  (c) As compensation to the Underwriters for their commitments hereunder, Peru agrees to pay to the Underwriters a combined management and underwriting commission of 0.30% of the aggregate principal amount of the Global Bonds. Such commission and concession shall be paid by Peru in U.S. dollars, in immediately available funds, on the Closing Date, to the U.S. dollar account designated by the Representative. The designation of such account shall be notified to Peru not later than three Business Days prior to the Closing Date. The commission and concession mentioned above shall be paid free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by Peru or any political subdivision or taxing authority thereof or therein. If, however, any payment, withholding or deduction for or on account of such taxes, duties, assessments or government charges were required by law in the future, Peru shall provide you with a detailed statement reflecting such payment, withholding or deduction in a manner reasonably satisfactory to you and shall pay such additional amounts as will result in receipt by the Underwriters of such amounts as would have been received by them hereunder had no such payment, withholding or deduction been required.

         7. Resales of Global Bonds. Upon the authorization by you of the release of the Global Bonds to be delivered hereunder, the Underwriters are offering the Global Bonds for sale upon the terms and conditions set forth in the Final Prospectus. Each of the Underwriters and its affiliates represents, warrants and agrees that the Underwriters' offers and solicitations must be made and conducted (including, without limitation, in respect of the use and distribution of the Final Prospectus) in compliance with the limitations and qualifications set forth in the Final Prospectus.

         8. Covenants of Peru. Peru agrees with each of the several Underwriters as follows:

                  (a) Peru will notify the Representative promptly if at any time prior to payment of the Purchase Price to Peru and fulfillment of all of the conditions precedent set forth in Section 9 anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 and will forthwith take such steps as the Representative may reasonably require to remedy the fact.

                  (b) Promptly after the execution and delivery of this Agreement and the effective date of the Registration Statement, Peru will file the Prospectus Supplement, in a form approved by the Representative, such approval not to be unreasonably withheld, with the Commission pursuant to Rule 424 of the Securities Act, within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act setting forth, among other things, the necessary information with respect to the terms of the Cash Offering. Peru will furnish to the Representative prior to the filing thereof with the Commission, a copy of any amendment or supplement to the Registration Statement, the Prospectus Supplement or the Final Prospectus (other than any amendment or supplement to the Registration Statement relating to an offering of securities other than the Global Bonds) providing reasonable opportunity for comment. Peru will promptly deliver to each of the Underwriters and to their counsel copies of the Registration Statement in the form when it becomes effective and all amendments or supplements thereto hereafter made, which relate to the Global Bonds including any post effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to each of the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. Peru will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Final Prospectus as any of the Underwriters or dealers may reasonably request for the purposes required by the Securities Act.

                  (c) During such period (not exceeding nine months) after the commencement of the Cash Offering as the Underwriters or any dealer may be required by law to deliver a prospectus, if any event relating to or affecting Peru, or of which Peru, shall be advised in writing by the Representative, shall occur, which should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, Peru will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by any of the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (the purchaser not knowing of such untruth or omission). In case any Underwriter or dealer is required to deliver a prospectus after the expiration of nine months after the commencement of the Cash Offering, Peru, upon the request of such Underwriter or dealer, will furnish to such Underwriter or dealer, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

                  (d) Peru will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Global Bonds.

                  (e) Peru will advise the Representative promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) or otherwise and of any amendment or supplement to the Final Prospectus or Registration Statement or of notice of institution of proceeding for, or the entry of, a stop order or of any order preventing or suspending the effectiveness of the Registration Statement or for any request by the Commission for amending or supplementing of the Registration Statement, the Prospectus Supplement or the Final Prospectus or for additional information, in each case in respect of the Cash Offering and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, use its best efforts to obtain the prompt withdrawal thereof.

                  (f) Peru will take such actions as the Representative may reasonably request to qualify the Global Bonds for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States and under the legal investment laws of such jurisdictions outside the United States as the Representative may reasonably designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States and to maintain such qualifications; provided, however, that Peru shall not be required to qualify as a foreign corporation or dealer in securities under the laws of any jurisdiction other than as set forth in this Agreement and the Fiscal Agency Agreement or to file a general consent to service of process in any jurisdiction.

                  (g) (i) The payment by Peru of principal of or interest on the Global Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by Peru, any political subdivision thereof or any taxing authority in Peru. If Peru is required by law to make any such withholding or deduction, it will pay such additional amounts ("Additional Amounts") as may be necessary in order to ensure that the net amounts receivable by the holders of Global Bonds after such withholding or deduction shall equal the amount that would have been receivable in respect of the Global Bonds in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Security to or on behalf of a holder who is liable for taxes or duties in respect of such Security (a) by reason of such holder having some connection with Peru other than the mere holding of such Security or the receipt of principal of or interest on any Security; (b) by reason of the failure to comply with any reasonable certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru, or any political subdivision or taxing authority thereof or therein, of the holder of a Security or any interest therein or rights in respect thereof, if compliance is required by Peru, or any political subdivision or taxing authority thereof or therein, pursuant to applicable law or to any international treaty in effect, as a precondition to exemption from such deduction or withholding; or (c) by reason of the failure of such holder to present such holder's Security for payment within 30 days after the principal of or interest on any Security is first made available to payment to the holder.

                  (ii) No Additional Amounts shall be payable in respect of any Security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such Security, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Security.

                  (h) From the date hereof through the period ending 30 days after the Closing Date, Peru will ensure that no other dollar-denominated debt securities of Peru (other than debt securities with a maturity of one year or less) are placed or sold in the international capital markets, directly or indirectly on its behalf, in any manner which might, in the reasonable opinion of the Representative, have a detrimental effect on the successful offering and distribution of the Global Bonds, unless the Representative otherwise agrees in writing.

         9. Conditions. The obligations of the Underwriters hereunder are subject, in their discretion, to the following conditions:

                  (a) All representations and warranties and other statements of Peru contained in this Agreement are, on the date hereof, and on the Closing Date will be, true and correct.

                  (b) Prior to the Closing Date, Peru must have performed all of its obligations hereunder theretofore required to have been performed.

                  (c) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction; and if Peru has elected to rely upon Rule 462(b) under the Securities Act, the registration statement filed pursuant to such Rule shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

                  (d) On the Closing Date, Sullivan & Cromwell LLP, your United States counsel, must have furnished to you such written opinion or opinions, dated the date of delivery thereof, in form and substance reasonably satisfactorily to you, and such counsel must have received such papers and information as they may request to enable them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell LLP may rely as to all matters of Peruvian law upon the opinions referred to in paragraphs (e) and (f) of this Section 9.

                  (e) On the Closing Date, Estudio Rubio, Leguia, Normand & Asociados, your Peruvian counsel, must have furnished to you such written opinion or opinions, dated the date of delivery thereof, in form and substance reasonably satisfactory to you, and such counsel must have received such papers and information as they may request to enable them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Sullivan & Cromwell LLP, referred to in paragraph (d) of this Section 9.

                  (f) On the Closing Date, Estudio Echecopar, Peruvian counsel for Peru, must have furnished to you a written opinion, dated the date of delivery thereof, of, in form and substance reasonably satisfactory to you. In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Cleary, Gottlieb, Steen & Hamilton, referred to in paragraph (g) of this Section 9.

                  (g) On the Closing Date, Cleary, Gottlieb, Steen & Hamilton, United States counsel for Peru, must have furnished to you their written opinion or opinions, dated the date of delivery thereof, in form and substance reasonably satisfactory to you. In rendering such opinion or opinions, such counsel may rely as to all matters of Peruvian law upon the opinion or opinions of Estudio Echecopar, referred to in paragraph (f) of this Section 9.

                  (h) On the Closing Date, Peru must have furnished to you, a certificate in English, dated the date of delivery thereof, signed by a duly authorized official of Peru, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of Peru in this Agreement are true and correct with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (ii) Peru has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (iii) no proceeding has been initiated, or to the best of her knowledge, threatened to restrain or enjoin the issuance or delivery of the Global Bonds or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the issuance of the Global Bonds will be effected or the Global Bonds will be issued or to question the validity of the Global Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part.

                  (i) Since the respective dates as of which information is given in the Final Prospectus, on each of the date hereof and on or prior to the Closing Date, there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic or political condition of Peru, in Peruvian currency exchange rates or exchange controls, or in Peruvian taxation affecting the Global Bonds, otherwise than as set forth in or contemplated in the Final Prospectus, on each of the date hereof and at or prior to the Closing Date, the effect of which, in any such case, is in your judgment such as to make it impracticable or inadvisable to proceed with the issuance or the delivery of the Global Bonds on the terms and in the manner contemplated by the Final Prospectus.

                  (j) Subsequent to the date hereof and on or prior to the Closing Date, none of the following shall have occurred (if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the issuance or the delivery of the Global Bonds on the terms and in the manner contemplated by the Final Prospectus, on each of the date hereof and on or prior to the Closing Date, or would materially and adversely affect the international financial markets or the market for the Global Bonds): (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange;
(ii) a suspension or material limitation in trading any securities of Peru on any international exchange; (iii) a general moratorium on commercial banking activities in New York, London or Peru declared by either United States or New York State authorities or authorities of London or Peru, respectively or a material disruption in the commercial banking or securities settlement or clearance services in the United States or elsewhere; (iv) the outbreak or escalation of hostilities involving the United States or Peru or the declaration by the United States or Peru of a national emergency or war; or (v) the occurrence of any calamity or crisis or change in the existing financial, political or economic conditions in the United States, Peru or elsewhere.

                  (k) On or after the date hereof and on or prior to the Closing Date, (i) no downgrading must have occurred in the rating accorded Peru's debt securities by Standard & Poor's or Moody's; (ii) no such organization must have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Peru's debt securities; (iii) Peru must not have been aware that either Standard & Poor's or Moody's has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Peru's debt securities; and (iv) Peru must not have been informed by Standard & Poor's or Moody's that it intends or is contemplating any downgrading in any rating accorded to Peru's debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru's debt securities.

                  (l) On each of the date hereof and the Closing Date, Peru must have furnished to you such further information, certificates and documents as you may reasonably request in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement.

                  (m) The Representative on behalf of the Underwriters may waive, at its sole discretion and upon such terms as it deems appropriate, any of the conditions set forth above.

                  The documents required to be delivered by this Section 9 shall be delivered at the offices of Sullivan & Cromwell LLP, counsel for the Underwriters on the Closing Date.

         10. Indemnification. (a) Peru shall indemnify and hold harmless each Underwriter and each of its affiliates against (and, if applicable, reimburse them for): any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus or Final Prospectus or any preliminary prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, including any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by you in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof), within a reasonable time after such expenses are incurred and a detailed itemized statement thereof has been submitted to Peru; provided, however, that Peru shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Peru by such Underwriter expressly for use therein; provided, further, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any of the Underwriters (or to the benefit of any of their affiliates) from whom the person asserting any such loss, claim, damage or liability purchased the securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or any amendments thereof or supplements thereto), at or prior to the confirmation of the sale of such Global Bonds to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact in such preliminary prospectus was corrected in the Final Prospectus (or any amendments thereof or supplements thereto) and Peru previously furnished copies thereof to such Underwriter.

                  (b) Each of the Underwriters severally, and not jointly, shall indemnify and hold harmless Peru and each of its officials who signs the Registration Statement against any and all losses, liabilities, claims, damages and expenses as incurred which are based on and arise from written information relating to such Underwriters which was furnished to Peru by such Underwriters specifically for use in the preparation of the documents referred to in the foregoing indemnity and will reimburse Peru for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by Peru in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred and a detailed itemized statement thereof has been submitted to the Underwriters.

                  (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 10(a) or (b), as the case may be. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not, in connection with any such action or a related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in additional to any local counsel), approved by you in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii).

                  (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Peru on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Peru on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Cash Offering (before deducting expenses) received by Peru bears to the total underwriting discounts and commissions received by the Underwriters with respect to the Global Bonds purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Peru on the one hand or you on the other and Peru's or your relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Peru and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, (i) in no case shall any Underwriter (except as may be provided in any Agreement Among Underwriters) be responsible for any amount in excess of the total underwriting discounts or commissions received by such Underwriter in respect of the Global Bonds purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection
(d) to contribute are several in proportion to your respective obligations hereunder and not joint.

                  (e) The reimbursement, indemnity and contribution obligations under this Section 10 shall be in addition to any liability that any indemnifying party may otherwise have, shall extend upon the same terms and conditions to the affiliates, partners, directors, agents, employees and controlling persons (if any), as the case may be, of each indemnifying party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Peru, you, any such affiliate and any such person. If the obligations of Peru or you set forth in this Section 10 are not assumed by operation of law or by contract by a party or parties satisfactory to you, Peru and you agree to arrange alternative means of providing for such obligations, including providing insurance or creating an escrow, in each case in an amount and upon terms and conditions reasonably satisfactory to you.

         11. Default by an Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Global Bonds which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties, reasonably satisfactory to Peru, to purchase the Global Bonds on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of the Global Bonds, then Peru shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase the Global Bonds on such terms. In the event that, within the respective prescribed periods, you notify Peru that you have so arranged for the purchase of the Global Bonds, or Peru notifies you that it has so arranged for the purchase of the Global Bonds, you or Peru shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or Final Prospectus or in any other documents or arrangements, and Peru agrees to make promptly any amendments to the Registration Statement or Final Prospectus that in the reasonable opinion of either you or Peru's counsel may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this subsection (a) with like effect as if such person had originally been a party to this Agreement with respect to the Global Bonds.

                  (b) If, after giving effect to any arrangements for the purchase of the Global Bonds of a defaulting Underwriter or Underwriters by you and Peru as provided in subsection (a) above, the aggregate principal amount of the Global Bonds to be issued pursuant to this Agreement which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all such Global Bonds, then Peru shall have the right to require each non-defaulting Underwriter to purchase the principal amount of such Global Bonds which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of such Global Bonds which such Underwriter agreed to purchase hereunder) of the Global Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing in this Section 11 shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Global Bonds of a defaulting Underwriter or Underwriters by you and Peru as provided in subsection (a) above, the aggregate principal amount of Global Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Global Bonds, or if Peru shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Global Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Peru, except for the expenses to be borne by Peru and the Underwriters as provided in Section 12 hereof and the indemnity and contribution agreements in this Section 11; but nothing in this Section 11 shall relieve a defaulting Underwriter from liability for its default.

         12. Expenses. You covenant and agree with Peru that Peru shall pay or reimburse you for the following costs and expenses incurred in connection with the Cash Offering: (x) any fees charged by rating agencies for rating the Global Bonds, (y) the fee payable to the Commission in connection with the filing of the Registration Statement with the Commission, and (z) the fees of Peruvian and United States counsel for Peru. In addition, Peru shall pay or reimburse you for up to an aggregate amount of U.S.$250,000 of any other reasonable and documented costs and expenses incurred in connection with the Cash Offering, including but not limited to: (a) costs and expenses in connection with the preparation and printing of the Registration Statement, the Base Prospectus and any Prospectus Supplement, (b) costs and expenses of distributing the Registration Statement, the Base Prospectus and any Prospectus Supplement, (c) costs and expenses of preparing, printing, reproducing and distributing this Agreement, the Fiscal Agency Agreement, the Global Bonds, closing documents and any other documents in connection with the offering, purchase, sale and delivery of the Global Bonds,
(d) fees (including the initial, up-front fees) and expenses of the fiscal agent and any paying agent (including related fees and expenses of any counsel for such parties), (e) expenses and fees incurred in connection with the clearance of the Global Bonds for book-entry transfer through DTC, the Euroclear System and Clearstream Banking, societe anonyme, (f) fees and expenses incurred in listing the Global Bonds on the Luxembourg Stock Exchange, including any fees charged by the listing agent, (g) fees and expenses (including out-of-pocket expenses) of your Peruvian and United States counsel in connection with the transactions contemplated by the Cash Offering, (h) fees and expenses of qualifying the Global Bonds under any applicable securities laws (other than the securities laws of the United States and Peru), and preparing, printing and distributing a Blue Sky memorandum (including related filing fees and fees and expenses of counsel), (i) filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the Global Bonds, (j) fees and disbursements of your counsel in connection with any required review by the National Association of Securities Dealers, Inc. of the terms of the Global Bonds, (k) the reasonable and documented costs of obtaining any CUSIP numbers, ISIN numbers, common codes or other identification numbers for the Global Bonds, and (l) costs and expenses of any "road show" (including a Bloomberg or Internet based road show) conducted by you and Peru to generate investor interest in the Global Bonds, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the travel and lodging expenses of you and Peru; provided that you covenant and agree with Peru that you shall pay or reimburse Peru for any of the foregoing reasonable and documented costs and expenses incurred in connection with the Cash Offering in excess of the aggregate amount of U.S.$250,000 to be borne by Peru. All payments to be made pursuant to this
Section 12 for the reimbursement of expenses must be paid promptly, but no later than 30 days after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 12 whether or not Peru issues any Global Bonds pursuant to the Cash Offering.

         13. Survival. The respective indemnities, agreements, representations, warranties and other statements of Peru and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or Peru, or any official of Peru, and shall survive delivery of and payment for the Global Bonds.

         14. Effects of Termination. If this Agreement is terminated pursuant to
Section 11 hereof, Peru shall not then be under any liability to any Underwriter except as provided in Section 10 hereof; but, if for any other reason the Global Bonds to be issued pursuant to this Agreement are not delivered by or on behalf of Peru as provided herein, Peru shall pay, or reimburse the Underwriters for, all reasonable and documented costs and expenses incurred by the Underwriters in connection with the preparation for the preparation, sale and delivery of the Global Bonds including, without limitation, all of the fees and expenses listed in Section 12 hereof, but Peru shall then be under no further liability to any Underwriter except as provided in Section 10 hereof.

         15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by reputable international courier (postage prepaid) or facsimile transmission (with transmission confirmed), to the parties hereto as follows:



                    (a)    If to you:
                           J.P. Morgan Securities Inc.
                           270 Park Avenue
                           New York, New York 10017
                           Attn: Latin America New Issue Execution
                           Facsimile: (212) 834-6618


                    (b)    If to Peru:

                           Ministerio de Economia y Finanzas del Peru
                           Jr. Junin No. 319
                           Lima, Peru
                           Attn: Director General of Public Credit
                           Telecopier: (51-1) 426-8500
                           Telephone: (51-1) 427-3930

         16. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure solely to the benefit of and be binding upon Peru, you and the other indemnified parties, and each of your and their respective successors and assigns, and no other person or entity shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Global Bonds from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         17. Severability. If any provision hereof is determined to be invalid, illegal or unenforceable in any respect, such determination will not affect any other provision hereof, which will remain in full force and effect so long as the economic or legal substance of the issuance of Global Bonds and this Agreement, the Fiscal Agency Agreement contained herein are not affected in any manner adverse to any party.

         18. Consent to Jurisdiction.

                  (a) Peru agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a "Related Proceeding") shall be brought exclusively in the courts of the State of New York (the "Specified Courts"). Peru also agrees that any judgment obtained in the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever, and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein "Other Courts"), by means of a suit on the judgment or in any other manner provided by law; provided, however, that, in respect of such enforcement or execution by Peruvian courts of any such judgment ordering any payment by Peru, such payment is included in the Budget Law corresponding to the fiscal year on which such payment is to be due (but Peru will use its best efforts to cause such payment to be included in such Budget Law). Peru hereby irrevocably submits to the exclusive jurisdiction of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a "Related Judgment"), of the Specified Courts and each Other Court.

                  (b) Peru agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, 13th floor, New York, New York, as its authorized agent (the "Process Agent"), and Peru irrevocably appoints the Process Agent as its agent to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Peru agrees to maintain at all times an agent with offices in New York to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

                  (c) Peru irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

                  (d) To the extent that Peru or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against Peru or any of its revenues, assets or properties, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or in any jurisdiction in which any Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Peru irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States; provided, however, that Peru hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under the United States securities laws or any state securities laws) and consents generally for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment. In addition, to the extent that Peru or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker's lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, Peru hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreement.

                  (e) The submission to jurisdiction and the waiver of immunity by Peru contained herein is for the exclusive benefit of you (and your affiliates referred to in Section 10 above) and shall not extend to any other persons.

         19. Currency. The payment of any amount due hereunder in U.S. dollars or any other specified currency (the "Relevant Currency") is of the essence. To the fullest extent permitted by law, the obligation of Peru in respect of any amount due under this Agreement must, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange on the business day immediately following the day on which such party receives such payment). If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, Peru shall pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligation of Peru not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

         20. Time of Essence. Time is of the essence of this Agreement. As used in this Agreement, the term "business day" means any day other than a Saturday or a Sunday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         21. Governing Law. This Agreement is governed by and must be interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         22. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                  * * * * * * *

                  Please indicate your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between Peru and the Underwriters.

                                    Very truly yours,


                                    THE REPUBLIC OF PERU


                                    By:   /s/ Betty Sotelo
                                       ------------------------------------
                                        Name: Betty Sotelo
                                        Title:  Directora General de Credito
                                                 Publico of the Republic of Peru




Accepted on behalf of themselves, and as Representative of the Underwriters whose names are set forth on Schedule I hereto.

J. P. MORGAN SECURITIES INC.


By:      /s/ Lisandro Miguens
      ------------------------
      Name: Lisandro Miguens
      Title:   Vice President

                                   SCHEDULE I


Underwriter                                                    Global Bonds
-----------                                                    ------------
J. P. Morgan Securities Inc.                               U.S.$465,000,000
Citigroup Global Markets Inc.                               U.S.$17,500,000
Deutsche Bank Securities Inc.                               U.S.$17,500,000